UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2015

MECKLERMEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26393	06-1542480
(Commission File Number)	(IRS Employer ID Number)

50 Washington Street, Suite 912, Norwalk, Connecticut 06854

(Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (203) 662-2800

__________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 23, 2015, stockholders of Mecklermedia Corporation (the “Company”), adopted and approved the Company’s Plan of Complete Liquidation and Dissolution. Stockholders constituting the holders of a majority of the Company’s outstanding capital stock took this action by written consent in lieu of a special meeting of the stockholders.

Stockholders holding an aggregate of 3,287,835 shares of the Company’s common stock, or approximately 54.3% of its outstanding shares of common stock as of December 21, 2015, approved the plan of liquidation. The consents received constitute the only stockholder approval required for the plan of liquidation under the General Corporation Law of the State of Delaware, the Certificate of Incorporation and amended and restated Bylaws. Accordingly, the plan of liquidation will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent was December 21, 2015. As of the record date, there were 6,057,662 shares of common stock outstanding and entitled to vote at the special meeting of stockholders.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MECKLERMEDIA CORPORATION

Date: December 28, 2015

	By:	/s/ Alan M. Meckler
Alan M. Meckler Chairman and Chief Executive Officer